UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 3, 2024

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 3, 2024, iPower Inc., a Nevada corporation (the “Company” or “iPower”), and the underwriter of our initial public offering, D.A. Davidson & Co (“D.A. Davidson”), entered into a settlement agreement and mutual release (the “Settlement Agreement”) with Boustead Securities, LLC (“BSL”) and its current and former employees, officers, directors, partners, agents and affiliates, pursuant to which all parties agreed to release all claims in exchange for the Company’s payment of $1.3 million (the “Settlement Payment”) to BSL. The Settlement Agreement was entered into for purposes of settling in full the FINRA Arbitration (FINRA Case No. 22-01133) which had been brought by BSL against the Company and D.A. Davidson after the Company opted not to complete its initial public offering with BSL but instead engaged and completed its initial public offering with D.A. Davidson. In entering into the Settlement Agreement, the Company is required to pay the Settlement Amount in four equal installments of $325,000 on each of April 3, 2024, May 3, 2024, June 3, 2024 and July 3, 2024, with the April payment having been completed on or about April 3, 2024. Within five days of its receipt of the final payment, or by July 8, 2024, BSL will be obligated to dismiss the FINRA Arbitration against the Company, with prejudice, after which time the Company will be required to dismiss, with prejudice, all counterclaims brought by the Company against BSL. The Company entered into the Settlement Agreement with BSL as it deemed payment of the $1.3 million Settlement Payment to be of less cost than completing and incurring additional attorney fees in relation to defending the FINRA Arbitration action.

In conjunction with entry into the Settlement Agreement, our CEO and co-founder, Chenlong Tan, and Allan Huang, also a co-founder of the Company, entered into a pledge agreement (the “Pledge Agreement”) with the Company pursuant to which they each pledged 1,300,000 shares of their iPower common stock, for a total of 2,600,000 shares (the “Pledged Shares”), in order that the Company may, from time to time, sell such Pledged Shares into the market on behalf of Messrs. Tan and Huang in order to recoup the Settlement Payment. A copy of the form of Pledge Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "intend," "potential" and similar terms. These statements are based upon iPower’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of iPower and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, considerations that may be disclosed from time to time in iPower’s filings with the United States Securities and Exchange Commission (the "SEC") or in other publicly disseminated written documents. iPower undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Pledge Agreement between iPower Inc., Chenlong Tan and Allan Huang
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPower Inc.

Dated: April 9, 2024
By: /s/ Chenlong Tan
Name: Chenlong Tan
Title: Chief Executive Officer

3